As filed with the Securities and Exchange Commission on September 30, 1997
                                                      REGISTRATION NO. 333-____

================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                       BILLING INFORMATION CONCEPTS CORP.

             (Exact name of registrant as specified in its charter)

          DELAWARE                                                74-2781950
(State or other jurisdiction of                                (I.R.S.Employer
incorporation or organization)                               Identification No.)
                        7411 JOHN SMITH DRIVE, SUITE 200
                            SAN ANTONIO, TEXAS 78229
                                 (210) 949-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                                KELLY E. SIMMONS
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       BILLING INFORMATION CONCEPTS CORP.
                        7411 JOHN SMITH DRIVE, SUITE 200
                            SAN ANTONIO, TEXAS 78229
                                 (210) 949-7000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

    Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             PHILLIP M. RENFRO, ESQ.
                          FULBRIGHT & JAWORSKI L.L.P.
                         300 CONVENT STREET, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 270-7172

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                              --------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

==============================================================================================================================
                                                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
      Title of Each Class of           Amount of       Proposed Maximum Offering    Proposed Maximum Aggregate      Amount of
    Securities to be Registered          Shares           Price Per Share(1)             Offering Price(1)         Registration
                                         to be                                                                         Fee
                                       Registered
------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value
  per share . . . . . . . . . .         425,000                 $35.125                     $14,928,125              $4523.67
------------------------------------------------------------------------------------------------------------------------------
  Purchase Rights(2)(3) . . . .         425,000                    -                             -                      -
------------------------------------------------------------------------------------------------------------------------------
  Total . . . . . . . . . . . .         425,000                    -                        $14,928,125              $4523.67
==============================================================================================================================

    (1) Pursuant to Rule 457(c), the proposed maximum offering price per share and proposed maximum aggregate offering price have been calculated on the basis of the average of the bid and ask prices of the Common Stock as reported on the Nasdaq National Market on September 25, 1997.
    (2)  No fee pursuant to Rule 457(g).
    (3) Purchase Rights related to the Common Stock pursuant to Rights Agreement dated as of July 10, 1996, between Registrant and U.S. Trust Company of Texas, N.A., Rights Agent.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

P R O S P E C T U S


                                 425,000 SHARES

                       BILLING INFORMATION CONCEPTS CORP.

                                  COMMON STOCK

                             ----------------------

         This Prospectus has been prepared for use in connection with the proposed sale or distribution by certain stockholders (the "Selling Stockholders") of an aggregate of 425,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Billing Information Concepts Corp. ("Billing" or the "Company"). The Shares may be sold from time to time by or for the account of the Selling Stockholders in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ") or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by any one or more of the following methods: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions.

         The Common Stock is traded on the National Market System of NASDAQ (the "Nasdaq National Market") under the symbol "BILL." On September 25, 1997, the last reported sale price for the Common Stock on the Nasdaq National Market was $35.00 per share.

         The Company will receive no portion of the proceeds of the sale of the Shares offered hereby and will bear all costs and expenses incident to their registration. See "Plan of Distribution."

         The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which such transactions occur, or the existence of any exemption from registration.

                             ----------------------

        PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET
            FORTH UNDER THE CAPTION "RISK FACTORS" ON PAGE 3 HEREOF.

                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECU-
       RITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is September 30, 1997

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "SEC") in Washington, D.C., a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. Certain of the information contained in the Registration Statement is omitted from this Prospectus, and reference is hereby made to the Registration Statement and exhibits and schedules relating thereto for further information with respect to the Company and the securities offered by this Prospectus. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available for inspection and copies of such materials may be obtained upon payment of the fees prescribed therefor by the rules and regulations of the SEC from the SEC, at its principal offices located at Judiciary Plaza, 450 Fifth Street, Room 1024, Washington, D.C., and at the following regional offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, Suite 1300, New York, New York 10048, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC. The SEC maintains a WorldWide Web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

                       INCORPORATION OF CERTAIN DOCUMENTS

         The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997, are hereby incorporated herein by reference.

         The Company's Registration Statement on Form 10 dated May 14, 1996 (Registration No. 0-18195), is hereby incorporated herein by reference.

         The description of the Company's Common Stock and the Company's Preferred Stock Purchase Rights, each of which is contained under the caption "Description of Capital Stock" in the Registration Statement on Form 10 dated May 14, 1996 (Registration No. 0-18195), are hereby incorporated herein by reference.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the Registration Statement of which this Prospectus is a part with respect to registration of the Shares, shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or replaces such statement.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to: Billing Information Concepts Corp., 7411 John Smith Drive, Suite 200, San Antonio, Texas 78229, Attention: Marshall N. Millard, telephone (210) 949-7000.

                                  RISK FACTORS

         Other than historical and factual statements, the matters and items discussed in this Prospectus are forward- looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. In addition to other information contained in this Prospectus, the following factors could contribute to such differences. Prospective investors should carefully consider the following factors and cautionary statements in determining whether to purchase shares of Common Stock in the offering made hereby. All factors should be considered in conjunction with the other information and financial data appearing elsewhere in this Prospectus and in the documents incorporated herein by reference. See "Disclosure Regarding Forward-Looking Statements."

         Each investor should carefully examine this entire Prospectus and should give particular attention to the risk factors set forth below.

         LACK OF OPERATING HISTORY AS A SEPARATE ENTITY; LIMITED RELEVANCE OF HISTORICAL FINANCIAL INFORMATION. The Company was organized in 1996 for the purpose of effecting the Distribution (as defined below). Billing has a limited operating history as an independent public company, but owns and conducts the billing clearinghouse and information management services business previously conducted by U.S. Long Distance Corp. ("USLD").

         Some of the financial information incorporated by reference herein may not necessarily reflect the results of operations, financial position and cash flows of the Company in the future or what the results of operations, financial position and cash flows would have been had the Company been a separate, stand-alone entity during the periods presented.

         DEPENDENCE UPON KEY PERSONNEL; MANAGEMENT OF GROWTH. The Company's future success depends to a significant degree upon the continued services of its Chairman of the Board and Chief Executive Officer, Parris H. Holmes, Jr., its President and Chief Operating Officer, Alan W. Saltzman, and other key senior management personnel. Messrs. Holmes and Saltzman are covered by an insurance policy under which Billing is the beneficiary. The Company has a four-year employment agreement with Mr. Holmes and a two-year employment agreement with Mr. Saltzman, each of which contains non- compete and confidentiality provisions. Billing's future success also depends on its continuing ability to attract and retain highly qualified managerial personnel. Competition for such personnel is intense, and there can be no assurance that Billing will be able to retain its key managerial employees or attract, assimilate or retain other highly qualified managerial personnel in the future. The Company's ability to manage growth successfully will require that it continue to improve its operational, management and financial systems and controls. Failure to do so could have a material adverse effect upon the Company's business and results of operations.

         DEPENDENCE ON PROPRIETARY TECHNOLOGY. The Company's future success is heavily dependent upon its proprietary software technology. Billing relies principally on trade secret and copyright law and nondisclosure agreements and other contractual arrangements to protect its software technology. Billing currently enters into confidentiality agreements with its key employees. There can be no assurance that the steps taken by the Company will be effective in preventing misappropriation of its proprietary rights.

         CERTAIN ANTI-TAKEOVER FEATURES. Certain provisions of Billing's Certificate of Incorporation and Bylaws, along with certain provisions of Delaware statutory law and certain agreements between Billing and USLD, could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then-current market value of Billing's Common Stock. Such provisions also may inhibit fluctuations in the market price of Billing's Common Stock that could result from takeover attempts.

         DIVIDEND POLICY. The future payment of dividends by the Company will depend on decisions that will be made by the Board of Directors of the Company from time to time based on the results of operations and financial condition of Billing and such other business considerations as the Board of Directors of Billing considers relevant. The Company currently does not expect to pay dividends in the foreseeable future. Additionally, the Company is a holding company whose only material assets are the stock of its subsidiaries. As a result, the Company conducts no business and will be dependent on distributions it receives from its subsidiaries to pay dividends. There can be no assurance that any such distributions will be adequate to pay any dividends. Moreover, the Company is subject to certain restrictions on the payment of dividends pursuant to its credit agreements.

         DEPENDENCE UPON CONTRACTS WITH LOCAL TELEPHONE COMPANIES. The Company's business is dependent upon its contractual relationships with over 1,200 local telephone companies pursuant to which these local telephone companies bill and collect from their customers on Billing's behalf. Most of the billing and collection agreements cover a one to five year period and provide for automatic renewals unless notice of termination is given. Certain of these local telephone companies, whose billing services provide access to a vast majority of the businesses and households in the United States, are legally required to provide billing and collection services for Billing if they provide such services for any other third party, such as Billing's competitors. Although the Company has not experienced the termination of any contracts in the past, there can be no assurance that these contracts will continue in effect on their present terms, if at all. The termination of one or more of these contracts would severely diminish the Company's capacity to provide billing services in the geographic areas covered by the terminated contracts and could adversely affect the Company's business.

         ANTICIPATED BILLING SYSTEM EXPENDITURES. To facilitate and support the growth anticipated in its business, Billing plans to make significant expenditures in its operations over the next few years. Specifically, the Company currently intends to spend material amounts to license, develop and create information systems that will enable it to offer "direct billing" and "invoice ready" services to its customers. These expenditures are expected to be made in the areas of software development, hardware, related staffing and additional local telephone company agreements. The Company is in the process of negotiating additional local telephone company agreements for the implementation of "invoice ready" billing services. The Company believes that it will be able to fund these expenditures with internally generated funds and borrowings, but there can be no assurance that such funds will be generated and/or spent in these projects.

         COMPETITION. The billing services industry is highly competitive and is based upon pricing, customer service and value-added services. The Company competes primarily with OAN Services, Inc. Billing's success is dependent upon its continued ability to maintain high quality, market driven services at competitive prices. Although management of the Company believes that the Company currently competes favorably with respect to these factors, there can be no assurance that Billing will be able to compete successfully with existing or future competitors or that the competitive pressures faced by Billing will not have a materially adverse effect on its business, operating results or financial condition.

         AUTHORIZATION OF PREFERRED STOCK. The Company's Certificate of Incorporation authorizes the issuance of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of its preferred stock, there can be no assurance that it will not do so in the future.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus contains certain "forward-looking statements" within the meaning of the Section 27A of the Securities Act and Section 21E of the Exchange Act. Specifically, all statements other than statements of historical facts included in this report regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. When used in this report, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the Company or Company management are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, competitive factors, general economic conditions, customer relations, relationships, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, the operation of the Company's networks, transmission costs, product introductions and acceptance, technological change, changes in industry practices, one-time events and other factors described herein ("cautionary statements"). Although the Company believes that its expectations are reasonable, it can give no assurance that such expectations will prove to be correct.

Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

                                  THE COMPANY

         The Company is a third-party billing clearinghouse and information management services provider to the telecommunications industry. The Company maintains contractual billing arrangements with over 1,200 local telephone companies which provide access lines to and collect for services from end-users of telecommunication services. The Company processes telephone call records and other transactions and collects the related end-user charges from these local telephone companies on behalf of its customers.

         Billing's direct dial long distance customers, including local and regional long distance carriers, use the Company as a billing clearinghouse for processing and collecting call records generated by their end-users. Although such carriers can bill end-users directly, Billing provides these carriers with a very cost-effective means of billing and collecting residential and small commercial accounts through the local telephone companies.

         The Company processes telephone call records for customers providing operator services largely to the hospitality, penal, and private and public pay telephone industries. In addition, Billing processes records for telephone calls that require operator assistance and/or alternative billing options such as collect and person-to-person calls, third-party billing and calling card billing. Because operator services providers have only the billing number and not the name or address of the billed party, they must have access to the services of the local telephone companies to collect their charges. The Company provides this access to its customers through its contractual billing arrangements with the local telephone companies that bill and collect on behalf of these operator services providers.

         Because Billing acts as an aggregator of telephone call records and other transactions from various sources, it can negotiate discounted billing costs with the local telephone companies due to its large volume and can pass on these discounts to its customers. Additionally, Billing can provide its services to those long distance carriers and operator services providers who would otherwise not be able to make the investments in billing and collection agreements with the local telephone companies, fees, systems, infrastructure and volume commitments required to establish and maintain the necessary relationships with the local telephone companies.

         In 1994, Billing began providing enhanced billing services for processing transactions related to providers of premium services or products that can be billed through the local telephone companies, such as charges for 900 access pay-per-call transactions, cellular long distance services, paging services, voice mail services, caller ID and other telecommunications equipment charges.

         In addition to its billing clearinghouse services, Billing also offers billing management services to customers who have their own billing arrangements with the local telephone companies. These management services may include data processing, accounting, end-user customer service, telecommunication tax processing and reporting.

         On August 2, 1996, USLD distributed to its stockholders all of the outstanding shares of common stock of the Company (the "Distribution") which, prior to the Distribution, was a wholly-owned subsidiary of USLD. Upon the completion of the Distribution, Billing became an independent, publicly-held company that owns and operates the billing clearinghouse and information management services business described above and previously owned by USLD.

         Billing is a Delaware corporation. The Company's principal executive offices are located at 7411 John Smith Drive, Suite 200, San Antonio, Texas 78229, and its telephone number is (210) 949-7000.

                                USE OF PROCEEDS

         The Shares to be sold pursuant to the Prospectus are owned by several stockholders of the Company. The Company will not receive any of the proceeds from the sale of the Shares. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

         The following table sets forth the name of each of the Selling Stockholders and, as of September 25, 1997, the beneficial ownership of Common Stock held by each of the Selling Stockholders, immediately prior to and upon completion of this offering. All information as to beneficial ownership has been furnished by each of the Selling Stockholders. The number of Shares that may be actually sold by each of the Selling Stockholders will be determined by each such Selling Stockholder, and may depend upon a number of factors, including, among other things, the market price of the Common Stock. Because each Selling Stockholder may offer all, some or none of the Shares that each holds, and because the offering contemplated by this Prospectus is currently not being underwritten, no estimate can be given as to the number of Shares that will be held by any Selling Stockholder upon or prior to the termination of this offering. See "Plan of Distribution." Each Selling Stockholder has sole voting and investment power over the shares listed. Except as set forth below, no Selling Stockholder has had a material relationship with the Company or any of its predecessors or affiliates within the past three years.

                                           Beneficial Ownership                       Beneficial Ownership
                                            Before the Offering                       After the Offering(1)
                                         -------------------------                  -------------------------
                                          Number     Percentage of   Shares to        Number       Percentage
                Name                     of Shares     Class(2)       be Sold       of Shares       of Class
                ----                     ---------   -------------   ---------      ---------      ----------
 Michael A. Harrelson(3)                   325,000         2.0%        325,000          0              0%
 John W. Savery(4)                          33,333          *           33,333          0              0%
 Neil Todd Ingram(5)                        33,333          *           33,333          0              0%
 Ronald I. McDougall(6)                     33,334          *           33,334          0              0%

--------------------------
* represents less than 1%


(1)      Assumes all shares of Common Stock offered hereby are sold.

(2) Based on 16,120,186 shares of the Company outstanding as of August 15, 1997.

(3) Mr. Harrelson serves as Senior Vice President and Chief Information Officer of the Company and President of Computer Resources Management I, Inc., a wholly-owned subsidiary of the Company.

(4) Constitutes shares issued or issuable upon the exercise of warrants granted pursuant to a telecommunications service agreement with Paytel Northwest, Inc., of which Mr. Savery was a principal stockholder. Includes 16,667 shares acquired under such warrants on June 13, 1997 and 16,666 shares that may be acquired thereunder beginning January 15, 1998.

(5) Constitutes shares issued or issuable upon the exercise of warrants granted pursuant to a telecommunications service agreement with Paytel Northwest, Inc., of which Mr. Ingram was a principal stockholder. Includes 16,667 shares acquired under such warrants on June 13, 1997 and 16,666 shares that may be acquired under such warrants beginning January 15, 1998.

(6) Constitutes shares issued or issuable upon the exercise of warrants granted pursuant to a telecommunications service agreement with Paytel Northwest, Inc., of which Mr. McDougall was a principal stockholder. Includes 16,667 shares acquired under such warrants on June 13, 1997 and 16,667 shares that may be acquired thereunder beginning January 15, 1998.

      In June 1997, Computer Resources Management, Inc. ("CRM") was merged (the "Merger") into a wholly-owned subsidiary of the Company. In connection with the Merger, Mr. Harrelson received $8,450,000 and 325,000 shares of Common Stock (the "CRM Shares"). The CRM Shares are being offered hereby.

                              PLAN OF DISTRIBUTION

      The Company is registering the Shares on behalf of the Selling Stockholders. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Brokerage commissions, if any, attributable to the sale of Shares will be borne by the Selling Stockholders (or his donees or pledgees).

      The Shares may be sold from time to time by or for the account of the Selling Stockholders in the over-the-counter market, on the Nasdaq National Market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by any one or more of the following methods: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. Each Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. To the Company's knowledge, no Selling Stockholder has entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares, nor does the Company know the identity of the brokers or market makers which will participate in the offering. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or to or through broker-dealers which may act as agents or principals. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Each of the Selling Stockholders and any broker- dealers that act in connection with the sale of the Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the shares of Common Stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Each Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. Liabilities under the federal securities laws cannot be waived. Because each Selling Stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, each Selling Stockholder will be subject to prospectus delivery requirements under the Securities Act. Furthermore, each Selling Stockholder, any broker or dealer and any "affiliated purchasers" will be subject to the applicable provisions of the Exchange Act and the Securities Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which provisions may limit the timing of the purchases and sales of the Company's securities by the Selling Stockholders, any broker or dealer and any "affiliated purchasers."

      One of the Selling Stockholders may be entitled under agreements entered into with the Company to indemnification against liabilities under the Securities Act.

      The Company will receive no portion of the proceeds of the sale of the Shares offered hereby and will bear all costs and expenses incident to their registration.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      Article XV of the Company's Certificate of Incorporation ("Article XV") eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty except under certain circumstances. Directors remain liable for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any violation of Section 174 of the Delaware General Corporation Law ("DGCL"), which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (iv) any transaction from which a director derived an improper personal benefit.

      Article XV further provides that future repeal or amendment of its terms will not adversely affect any rights of directors existing thereunder with respect to acts or omissions occurring prior to such repeal or amendment. Article XV also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

      Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.

      Article VIII of the Company's Bylaws provides that the Company shall indemnify any person to whom, and to the extent, indemnification may be granted pursuant to Section 145 of the DGCL.

      Article XI of the Company's Certificate of Incorporation provides that each person who was or is made a party to, or is involved in any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company will be indemnified by the Company against all expenses and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him, except in such case where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties. Article XI also provides that the right of indemnification shall be in addition to and not exclusive of all other rights, to which such director, officer or employee may be entitled.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons pursuant to the foregoing provisions, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                 LEGAL MATTERS

   The validity of the securities offered hereby will be passed upon by the Company.

                                    EXPERTS

      The consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                              ------------------


                   TABLE OF CONTENTS

                                                   PAGE
                                                   ----
Available Information . . . . . . . . . . . . . .    2
Incorporation of Certain Documents  . . . . . . .    2
Risk Factors  . . . . . . . . . . . . . . . . . .    3
Disclosure Regarding Forward Looking
 Statements . . . . . . . . . . . . . . . . . . .    4
The Company . . . . . . . . . . . . . . . . . . .    5
Use of Proceeds . . . . . . . . . . . . . . . . .    6
Selling Stockholders  . . . . . . . . . . . . . .    6
Plan of Distribution  . . . . . . . . . . . . . .    7
Disclosure of Commission Position on
 Indemnification for Securities Act
 Liabilities  . . . . . . . . . . . . . . . . . .    7
Legal Matters . . . . . . . . . . . . . . . . . .    8
Experts . . . . . . . . . . . . . . . . . . . . .    8

================================================================================


================================================================================


                                425,000 SHARES




                             BILLING INFORMATION
                                CONCEPTS CORP.




                                 COMMON STOCK





                              ------------------



                             P R O S P E C T U S



                              SEPTEMBER 30, 1997



                              ------------------





================================================================================

                                    PART II

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                 The estimated expenses in connection with this offering are:

                 SEC registration fee                            $ 4,524
                 Legal fees and expenses*                          6,000
                 Miscellaneous*                                    1,872
                                                                  ------
                 Total                                           $12,396
                 --------------------                            =======
                 * Estimated

                 The Company has agreed to pay all the costs and expenses of this offering.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law empowers the Registrant to, and the Bylaws of the Registrant provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Registrant maintains directors' and officers' liability insurance that covers the directors and officers of the Registrant.

ITEM 16.         EXHIBITS.

Exhibit No.      Exhibit

5.1 Opinion of Billing Information Concepts Corp. regarding legality (filed herewith)

23.1             Consent of Billing Information Concepts Corp. (contained in
                 Exhibit 5.1)

23.2             Consent of Arthur Andersen LLP (filed herewith)

24.1             Power of Attorney (included on signature page).


ITEM 17.         UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas the 26th day of September, 1997.

                                    BILLING INFORMATION CONCEPTS CORP.


                                    By:
                                       ---------------------------------------
                                             Kelly E. Simmons
                                             Senior Vice President and
                                             Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alan W. Saltzman and Kelly E. Simmons, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                             DATE
---------                                  -----                             ----

--------------------------                 Chairman of the Board and         September 26, 1997
Parris H. Holmes, Jr.                      Chief Executive Officer
                                           and a Director
                                           (Principal Executive Officer)


--------------------------                 President and Chief               September 26, 1997
Alan W. Saltzman                           Operating Officer
                                           and a Director


--------------------------                 Senior Vice President             September 26, 1997
Kelly E. Simmons                           and Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)

--------------------------                 Director                          September 26, 1997
Lee Cooke


--------------------------                 Director                          September 26, 1997
James E. Sowell


--------------------------                 Director                          September 26, 1997
Thomas G. Loeffler

                                   SIGNATURES

                                  Pursuant to the requirements of the
Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas the 26th day of September, 1997.

                                BILLING INFORMATION CONCEPTS CORP.


                                By: /s/ Kelly E. Simmons
                                   ---------------------------------
                                       Kelly E. Simmons
                                       Senior Vice President and
                                       Chief Financial Officer

                               POWER OF ATTORNEY

                                  KNOW ALL MEN BY THESE PRESENTS, that each
individual whose signature appears below constitutes and appoints Alan W. Saltzman and Kelly E. Simmons, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  Pursuant to the requirements of the
Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                             DATE
---------                                  -----                             ----

/s/ Parris H. Holmes, Jr.                  Chairman of the Board and         September 26, 1997
-------------------------
Parris H. Holmes, Jr.                      Chief Executive Officer
                                           and a Director
                                           (Principal Executive Officer)

/s/ Alan W. Saltzman                       President and Chief               September 26, 1997
-------------------------
Alan W. Saltzman                           Operating Officer
                                           and a Director


/s/ Kelly E. Simmons                       Senior Vice President             September 26, 1997
-------------------------                  and Chief Financial Officer
Kelly E. Simmons                           (Principal Financial and
                                           Accounting Officer)


/s/ Lee Cooke                              Director                          September 26, 1997
-------------------------
Lee Cooke


/s/ James E. Sowell                        Director                          September 26, 1997
-------------------------
James E. Sowell


/s/ Thomas G. Loeffler                     Director                          September 26, 1997
-------------------------
Thomas G. Loeffler

                                 EXHIBIT INDEX



EXHIBIT NO.                                         EXHIBIT                                                          PAGE
----------                                          -------                                                          ----
   5.1           Opinion of Billing Information Concepts Corp. regarding legality (filed herewith)                   II-6

   23.1          Consent of Billing Information Concepts Corp. (contained in Exhibit 5)                              II-6

   23.2          Consent Arthur Andersen LLP (filed herewith) . . . . . . . . . . . . . . .                          II-7

   24.1          Power of Attorney (included on signature page) . . . . . . . . . . . . . .                          II-4